Exhibit 10.2


                     PFIZER INC. NONFUNDED DEFERRED
                  COMPENSATION AND UNIT AWARD PLAN FOR
                         NON-EMPLOYEE DIRECTORS


1. Each director who is not an employee of Pfizer Inc. (the "Company") or any of its subsidiaries may elect on or before the last day of any calendar quarter to have payment of all or a specified part of all fees payable to him or her for services as a director during the following calendar quarter and thereafter and/or all or a specified part of all dividends and other distributions payable on stock held by him or her under the Pfizer Inc. Restricted Stock Plan for Non-Employee Directors (hereinafter collectively referred to as "fees") thereafter deferred until he or she ceases to be a director of the Company. Any such election shall be made by written notice directed to the Secretary of the Company. Any such election may be terminated, or may be modified as to amount of deferral or form of deferral (whether interest or units), with regard to fees to be paid during the following calendar quarter and thereafter upon written notice directed to the Secretary of the Company on or before the last day of the calendar quarter preceding the calendar quarter in which such fees would otherwise be payable. A director may elect to switch the form of deferral of previously deferred fees effective on the first day of any calendar quarter by giving prior written notice directed to the Secretary of the Company; provided, however, that a switch into, or out of, the unit account shall be permitted only if the director has not elected to switch out of, or into, the unit account within this Plan, Fund C within the Pfizer Savings and Investment Plan or the unit account within the Pfizer Inc. Nonfunded Deferred Compensation and Supplemental Savings Plan during the prior six months. The Awarded Units, as described in paragraph 7, shall not be affected by any such election.


2. All deferred fees shall be held in the general funds of the Company and shall be credited to the director's account, and, at the director's election, the account shall be credited either with a) interest at a rate equal to the rate of return for Fund A in the Pfizer Savings and Investment Plan, compounded monthly or, b) a number of units, calculated to the nearest thousandth of a unit, produced by dividing the amount of fees deferred on the date such fees would otherwise have been paid, by the closing market price of the Company's Common Stock as reported on the Consolidated Tape of the New York Stock Exchange on the last business day prior to the date such fees would otherwise have been paid. In the case of Awarded Units, the director's account shall be credited with the number of Units so awarded on the date specified in paragraph
7. Whenever a dividend is declared, the number of units in the director's account shall be increased by the result of the following calculations: 1) the number of units in the director's account multiplied by any cash dividend declared by the Company on a share of its Common Stock, divided by the closing market price of such Common Stock on the related dividend record date; and/or 2) the number of units in the director's account multiplied by any stock dividend declared by the Company on a share of its Common Stock. Solely as to the Awarded Units, a director may elect to receive in cash the value of any cash dividend, declared by the Company on a share of its Common Stock, in lieu of having his or her account credited as specified above. Any such election shall be made, and may also be terminated, by written notice directed to the Secretary of the Company prior to the calendar quarter of the payment for the dividend. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company including a stock split or splits, other than a stock dividend as provided above, an appropriate adjustment shall be made in the number of units credited to the director's account.

3. At least one year before he or she ceases to be a director of the Company, a director may elect, or may modify an election that he or she had previously made, to receive payment of his or her combined deferred compensation and Awarded Units accounts in a lump sum or in annual installments, and he or she may elect to have such payment or payments made either in (1) the year in which he or she ceases to be a director of the Company, or (2) a year following his or her termination as a director. In the absence of an election, such payments will begin with the first month of the year following the director's termination and will be made in five annual installments. Should a director cease to be a director of the Company less than one year from the time of election to the time of termination, then any previous election made by the director shall be deemed to govern.

      With respect to all units in the director's account, whether they be Awarded Units or units representing fees and calculated as provided in paragraph 2, the amount payable to the director in each instance shall be determined by multiplying the number of units by the closing market price of the Company's Common Stock on the day prior to the date for payment or the last business day prior to that date, if the day prior to the date for payment is not a business day.

      Where the director receives the balance of his or her account in Annual Installments of Deferred Compensation, the first Annual Installment of Deferred Compensation shall be a fraction of the value of the balance of the deferred compensation credited to the director's account either by way of interest or units calculated under paragraph 2 hereof, as the case may be, on the date of such payment, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time.
Each subsequent Annual Installment shall be calculated in the same manner except that the denominator shall be reduced by the number of Annual Installments which have been previously paid.

      4. If a director should die before full payment of all amounts credited to his or her account, such amounts shall be paid to his or her designated beneficiary or beneficiaries or to his or her estate in a single sum payment to be made as soon as practicable after his or her death. A director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the director's death. At any time, and from time to time, any such designation may be changed or canceled by the director without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice filed with the Secretary of the Company and shall not be effective until received by the Secretary. If a director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the director has designated otherwise. If no beneficiary has been named by the director, or the designated beneficiaries have predeceased him or her, the director's beneficiary shall be the executor or administrator of the director's estate.

      5. A director's election to defer fees shall continue until a director ceases to be a director unless he or she earlier terminates such election with respect to future fees by written notice delivered to the Secretary of the Company. Any such notice shall become effective as of the end of the calendar month in which such notice is received by the Secretary. Amounts credited to the account of a director prior to the effective date of such notice shall not be affected thereby and shall be paid to him or her in accordance with paragraph 3 (or paragraph 4 in the event of his or her death) above. The Awarded Units shall not be affected by any such election.

      6. The right of a director to any fees or Awarded Units credited to his or her account shall not be subject to assignment by him or her. If a director does assign his or her right to any fees or Awarded Units credited to his or her account, the Company may disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment had been made.

      7. Awards of Units. An award consisting of 600 units shall be made to each director who is elected or who continues as a director, each year, effective as of the date of the annual meeting of shareholders. Upon the election of a director to fill a vacancy, the director so elected shall be awarded 600 units. All such units shall be referred to as the "Awarded Units." The Awarded Units may not be terminated or modified by a director. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company, including a stock split or splits, or a stock dividend, an appropriate adjustment shall be made in the number of Awarded Units.